UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
                                 Date of report
                                January 20, 2004
                        (date of earliest event reported)

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                              Make Your Move, Inc.
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             (Exact name of Registrant as specified in its charter)

         Nevada                        0-31987                    33-0925319
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(State or other jurisdiction  (Commission File Number)  (IRS Employer ID Number)
of incorporation or
    organization)


321 Broadway Blvd., Reno, Nevada                                         89502
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(Address of principal executive offices)                              (zip code)

                                 (775) 322-5567
                               ------------------
                         (Registrant's telephone number)


ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

On January 16, 2004 the Registrant announced the official cancellation and termination of the license and plan or reorganization agreement it executed on October 7, 2003 with Little Tech Learning, LLC. On January 7, 2004, the managing member of the company who sold the 50 percent interest in its company to the licensor's affiliated LLC, informed Make Your Move, Inc. that the license agreement it entered into on October 7, 2003, should be cancelled immediately, as the terms of the agreement entered into by the licensor's affiliated LLC with them were not complied with, resulting in the cancellation of that underlying agreement. Accordingly, the Company is presently pursing the return of the 11 million shares issued in connection with acquisition of the license agreement for cancellation pursuant to certain misrepresentations by the licensor.


                                   SIGNATURES

     In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto authorized.


Dated:  January 20, 2004                       Make Your Move, Inc.


                                               By /s/ Henry Rolling
                                               ---------------------------------
                                                      Henry Rolling, President